Exhibit 1.01

CNH Industrial N.V.

Conflict Minerals Report

For The Year Ended December 31, 2016

I. Overview

This report has been prepared by CNH Industrial N.V. (herein referred to as “CNH Industrial,” or the “Company,” “we,” “us,” or “our”) pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). References to internet websites herein are provided only as required by the Rule and information available through these websites is not incorporated by reference into this Form SD.

We are a leading global capital goods company engaged in the design, production, marketing, sale and financing of agricultural and construction equipment, trucks, commercial vehicles, buses and specialty vehicles for firefighting, defense and other uses, as well as engines, transmissions and axles for those vehicles and engines for marine and power generation applications. We have industrial and financial services companies located in 45 countries and a commercial presence in approximately 180 countries around the world.

Our principal products include agricultural and construction equipment, commercial vehicles and engines, transmissions and axles. Tin, tantalum, tungsten and gold (“3TG”) can be found in all of our products.

Our products are highly complex, typically containing thousands of parts from many direct suppliers. We have relationships with a vast network of suppliers throughout the world. Many of our suppliers are located outside the United States and include foreign entities that are not subject to the Rule. In addition, there are generally multiple tiers between the 3TG mines and our suppliers. Therefore, we must rely on our direct suppliers to work with their upstream suppliers to provide us with accurate information on the origin of the 3TG contained in components and materials purchased by us.

II. Reasonable Country of Origin (“RCOI”)

We conducted an inquiry of our suppliers in accordance with Step 1 of the Due Diligence Guidance for Responsible Supply Chains of Minerals From Conflict-Affected and High-Risk Areas of the Organisation for Economic Cooperation and Development (“OECD”) and its supplements for tin, tantalum, and tungsten and gold (“OECD guidance; “OECD Step 1”). Our RCOI comprised identification of relevant suppliers and a survey of those suppliers.

Because of the scope and complexity of our supply chain, we developed a risk-based approach that focused on our major direct suppliers as well as direct suppliers that we believed were likely to provide us with components containing 3TG (collectively, the “Surveyed Suppliers”). Surveyed Suppliers represented approximately 80% of the purchases (by dollar value) that we made for goods from suppliers. For purposes of this report, the “Covered Countries” means the Democratic Republic of Congo (the “DRC”) and its adjoining countries.

We requested that all Surveyed Suppliers provide information to us regarding 3TG and smelters using the template developed by the Conflict-Free Sourcing Initiative (“CFSI”), known as the Conflict Minerals Reporting Template (the “Template”). The Template is a free, standardized reporting template that facilitates disclosure and communication of information regarding smelters and refiners that provide 3TG to a manufacturer’s supply chain. It includes questions regarding a direct supplier’s conflict-free policy and its due diligence process, and requests information about its supply chain such as the names and locations of smelters and refiners as well as the origin of 3TG used by such smelters and refiners.

OECD Step 1. Establish Strong Company Management Systems

Conflict Minerals Policy

We have adopted a conflict minerals policy that is publicly available on our website at http://www.cnhindustrial.com/en-us/governance/policies_and_guidelines/Pages/sustainability_guidelines.aspx

Internal Team

We have established a management system to support supply chain due diligence related to goods that may contain 3TG. Our management system includes a cross-functional executive steering committee sponsored by senior legal and compliance staff, and a team of subject matter experts from functions such as purchasing, parts and service and internal audit. A working group, reporting to the Steering Committee, was formed to develop and implement a Conflict Minerals compliance program approved by the Steering Committee.

Control Systems

We do not have a direct relationship with 3TG smelters and refiners; therefore, we rely on suppliers to provide information on the origin of the 3TG contained in the components and materials supplied to us. We are a member of CFSI (CFSI Member Code: CNHI), an initiative of the Electronics Industry Citizenship Coalition and the Global e-Sustainability Initiative. CFSI serves as a resource for companies from a range of industries addressing conflict minerals issues in their supply chains. CFSI program initiatives include the Conflict-Free Smelter Program (“CFSP”), which identifies smelters and refiners that process materials from conflict-free sources, and the Template.

Supplier Engagement

We have engaged our direct suppliers through direct communication, including multiple communications regarding the Rule. We provided the Surveyed Suppliers with instructions for responding to the Template and access to a conflict minerals compliance e-mail address, monitored by a member of the Conflict Minerals working group, which Surveyed Suppliers could use to seek assistance in interpreting and completing the Template. Our standard purchase order terms and conditions and purchase agreements require our suppliers to provide us with supporting information and documentation evidencing due diligence of 3TG in their respective supply chains. We have adopted and made available to our suppliers, a Supplier Code of Conduct that requires, among other things, all suppliers to exercise due diligence, in accordance with the OECD Guidance, on its entire supply chain with respect to the sourcing of all 3TG to determine whether those metals are from the Covered Countries and, if so, to determine whether those metals directly or indirectly financed or benefited armed groups that are perpetrators of serious human rights abuses in the Covered Countries.

Grievance Mechanism

We have processes to collect and act on concerns expressed by employees and others about possible improper or unethical business practices, violations of company policies (including our Code of Conduct, the Supplier Code of Conduct and Conflict Minerals Policy) or applicable laws. This grievance mechanism is described in our Conflict Minerals Policy.

OECD Step 2. Identify and Assess Risks in the Supply Chain

Our method for determining the country of origin of 3TG contained in our products was to conduct a supply-chain survey with Surveyed Suppliers using the Template. We used the iPoint Conflict Minerals Platform to assist in the data collection, data validation and data storage. We rely on our suppliers to provide information on the origin of 3TG contained in the components and materials supplied to us. These suppliers are similarly reliant upon information provided by their suppliers. Smelters and refiners identified by a supplier in response to our supply-chain survey are compared against the CFSI list to identify and assist in assessing the risk that the 3TG used in our products may have originated in the Covered Countries.

III. Due Diligence Design and Performance

Design of Due Diligence

Pursuant to the Rule, we performed due diligence on the source and country of origin of 3TG in our products, including the goods we purchase from suppliers. Our due diligence measures have been designed to conform with the due diligence framework presented in the OECD guidance.

Due Diligence Performed

The due diligence measures we performed are presented below according to the five-step framework established by the OECD.

OECD Step 3. Design and Implement a Strategy to Respond to Identified Risks

•	The Steering Committee is periodically briefed about our due diligence efforts.

•	We have adopted a conflict minerals policy.

•	Suppliers are required to adhere to our Supplier Code of Conduct that requires, among other things, all suppliers to exercise due diligence, in accordance with the OECD Guidance, on its entire supply chain with respect to the sourcing of all 3TG to determine whether those metals are from the Covered Countries and, if so, to determine whether those metals directly or indirectly financed or benefited armed groups that are perpetrators of serious human rights abuses in the Covered Countries.

•	We offered training sessions to a number of suppliers that provided incomplete or inconsistent responses to our prior year supply-chain survey requests.

•	We follow-up with the Surveyed Suppliers that provide incomplete or inconsistent responses.

OECD Step 4. Carry Out Independent Third Party Audit of Supply Chain Due Diligence At Identified Points In The Supply Chain

We support audits of 3TG smelters and refiners conducted by third parties through our participation in CFSI. CFSI developed the CFSP, which uses an independent third-party audit to identify smelters and refiners that have systems in place to assure sourcing of only conflict-free materials.

OECD Step 5. Report Annually on Supply Chain Due Diligence

This Conflict Minerals Report constitutes our annual report on our 3TG due diligence, is available in our website www.cnhindustrial.com/enus/investor_relations/regulatory_filings/Pages/SEC_filings and is filed with the SEC.

IV. Due Diligence Results:

Survey Responses

We reviewed the Surveyed Supplier responses, including those not provided on the Template, to determine whether further engagement was necessary. When reviewing the Surveyed Supplier responses we focused on incomplete responses as well as inconsistencies within the data reported by those suppliers. We worked directly with such suppliers in an effort to secure revised responses.

The vast majority of the responses received provided data only with respect to the supplier’s overall 3TG sourcing, without specifying if the 3TG was used in the specific goods supplied to us. Consequently, we cannot be certain that the smelters or refiners identified by the vast majority of our Surveyed Suppliers supplied 3TG to us rather than to other customers of that Surveyed Supplier.

A minority of responses listed specific smelters or refiners. Such responses collectively identified 291 unique facilities as identified by the CFSP, of which 240 were certified conflict-free under the CSFP.

We also identified 36 smelters or refiners that may be sourcing from the Covered Countries and may not have been from recycled or scrap resources. All 36 of these processing facilities have been validated as conflict-free through CFSP. Please see Attachment A for a list of smelters and refiners reported to us by the Surveyed Suppliers that listed specific smelters or refiners. The smelters or refiners listed in Attachment A may have processed the 3TG necessary for our products, but we do not have sufficient information to determine that is the case. While there have been improvements in the systems of transparency and control for the sourcing of necessary 3TG, these results are not unexpected, especially given our downstream position as a manufacturer of agricultural and construction equipment, commercial vehicles and engines.

Efforts to Determine Mine or Location of Origin

We requested our suppliers complete the Template, which includes questions regarding the locations of smelters and refiners or origin for the minerals. When a supplier cannot directly obtain information beyond smelter or refiner name, we consult the CFSP to determine the country of origin and whether the smelter or refiner has been validated as conflict free.

Expected Future Actions

Going forward, we intend to build on our efforts in 2016 and continue working with our suppliers to improve the quality of the information provided. We also intend to continue to participate in CFSI meetings in order to gather best practices and collaborate with industry peers.

Caution Concerning Forward-Looking Statements

Certain statements in this report may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize or other assumptions underlying any of the forward-looking statements prove to be incorrect, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements. Actual results could differ materially from those anticipated in such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new developments or otherwise.

Attachment A

The processing facilities listed in the table below represent the smelters and refiners provided by the Surveyed Suppliers that provided a list of smelters or refiners. The smelters or refiners may have processed the 3TG necessary for our products, but we do not have sufficient information to determine with certainty that is the case. Additionally, we are unable to conclusively determine the country of origin information for our necessary 3TG, but based on the data gathered from CFSI, we believe that the sources may include the countries listed following the table.

Mineral	Smelter Reference List	Smelter Name	Smelter Country
Tungsten	A.L.M.T. TUNGSTEN Corp.	A.L.M.T. TUNGSTEN Corp.	JAPAN
Gold	Advanced Chemical Company	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	JAPAN
Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES
Gold	Aurubis AG	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	Cendres + Métaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	Chugai Mining	Chugai Mining	JAPAN
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CNMC (Guangxi) PGMA Co., Ltd.	CHINA

Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA
Tin	Alpha	Alpha	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	PT Aries Kencana Sejahtera	INDONESIA
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	CV United Smelting	INDONESIA
Gold	Daejin Indus Co., Ltd.	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO GmbH	DODUCO GmbH	GERMANY
Gold	Dowa	Dowa	JAPAN
Tin	Dowa	Dowa	JAPAN
Tantalum	Duoluoshan	Duoluoshan	CHINA
Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN
Tin	EM Vinto	EM Vinto	BOLIVIA
Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	BRAZIL
Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA
Tin	Fenix Metals	Fenix Metals	POLAND
Gold	OJSC Novosibirsk Refinery	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tantalum	Hi-Temp Specialty Metals, Inc.	Hi-Temp Specialty Metals, Inc.	UNITED STATES

Tin	Huichang Jinshunda Tin Co., Ltd.	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	Japan Mint	JAPAN
Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	JAPAN
Gold	Jiangxi Copper Co., Ltd.	Jiangxi Copper Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	Asahi Refining USA Inc.	UNITED STATES
Gold	Asahi Refining Canada Ltd.	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Tin	Gejiu Kai Meng Industry and Trade LLC	Gejiu Kai Meng Industry and Trade LLC	CHINA
Gold	Kazakhmys Smelting LLC	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	Kazzinc	KAZAKHSTAN
Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.	King-Tan Tantalum Industry Ltd.	CHINA
Gold	Kojima Chemicals Co., Ltd.	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Lingbao Gold Co., Ltd.	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF

Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA
Gold	Materion	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	Metallic Resources, Inc.	Metallic Resources, Inc.	UNITED STATES
Gold	Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Tantalum	Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.	INDIA
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	Minsur	PERU
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN
Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.	ESTONIA
Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Gold	Elemetal Refining, LLC	Elemetal Refining, LLC	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Tin	Operaciones Metalurgical S.A.	Operaciones Metalurgical S.A.	BOLIVIA

Gold	PAMP S.A.	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA
Gold	PX Précinox S.A.	PX Précinox S.A.	SWITZERLAND
Tantalum	QuantumClean	QuantumClean	UNITED STATES
Gold	Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	RFH Tantalum Smeltry Co., Ltd.	CHINA
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA
Tin	Rui Da Hung	Rui Da Hung	TAIWAN
Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA

Gold	Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais Ltda.	Soft Metais Ltda.	BRAZIL
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tantalum	Taki Chemical Co., Ltd.	Taki Chemical Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Telex Metals	Telex Metals	UNITED STATES
Tin	Thaisarco	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	Torecom	KOREA, REPUBLIC OF
Tantalum	Ulba Metallurgical Plant JSC	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold	Umicore Brasil Ltda.	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	Valcambi S.A.	SWITZERLAND
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VQB Mineral and Trading Group JSC	VIET NAM
Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	Yamamoto Precious Metal Co., Ltd.	Yamamoto Precious Metal Co., Ltd.	JAPAN

Gold	Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.	JAPAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	Yunnan Tin Company Limited	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Morris and Watson	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	SAFINA A.S.	CZECH REPUBLIC
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa	INDONESIA
Gold	Geib Refining Corporation	Geib Refining Corporation	UNITED STATES
Tin	Magnu’s Minerais Metais e Ligas Ltda.	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tin	Melt Metais e Ligas S.A.	Melt Metais e Ligas S.A.	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA
Tantalum	D Block Metals, LLC	D Block Metals, LLC	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.	CHINA

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Republic Metals Corporation	Republic Metals Corporation	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	KGHM Polska Miedź Spółka Akcyjna	POLAND
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	TAIWAN
Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	PT Inti Stania Prima	PT Inti Stania Prima	INDONESIA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO
Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES
Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN
Gold	Al Etihad Gold Refinery DMCC	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	Emirates Gold DMCC	UNITED ARAB EMIRATES
Tantalum	KEMET Blue Powder	KEMET Blue Powder	UNITED STATES
Tin	CV Ayi Jaya	CV Ayi Jaya	INDONESIA
Tantalum	Tranzact, Inc.	Tranzact, Inc.	UNITED STATES
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Gold	T.C.A S.p.A	T.C.A S.p.A	ITALY
Gold	Remondis Argentia B.V.	Remondis Argentia B.V.	NETHERLANDS
Gold	Tony Goetz NV	Tony Goetz NV	BELGIUM
Tungsten	Niagara Refining LLC	Niagara Refining LLC	UNITED STATES
Tin	CV Dua Sekawan	CV Dua Sekawan	INDONESIA
Tin	CV Tiga Sekawan	CV Tiga Sekawan	INDONESIA
Gold	Korea Zinc Co., Ltd.	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tin	An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL
Tungsten	Unecha Refractory metals plant	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tin	PT O.M. Indonesia	PT O.M. Indonesia	INDONESIA
Gold	SAAMP	SAAMP	FRANCE
Tin	Metallo-Chimique N.V.	Metallo-Chimique N.V.	BELGIUM
Tin	Elmet S.L.U.	Elmet S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	PT Bangka Prima Tin	INDONESIA
Gold	SAXONIA Edelmetalle GmbH	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tin	PT Sukses Inti Makmur	PT Sukses Inti Makmur	INDONESIA
Tin	An Thai Minerals Co., Ltd.	An Thai Minerals Co., Ltd.	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES

Tin	PT Kijang Jaya Mandiri	PT Kijang Jaya Mandiri	INDONESIA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	ACL Metais Eireli	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	Jiangxi Tuohong New Raw Material	CHINA
Tungsten	Woltech Korea Co., Ltd.	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tin	HuiChang Hill Tin Industry Co., Ltd.	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tungsten	Moliren Ltd	Moliren Ltd	RUSSIAN FEDERATION
Tin	Gejiu Fengming Metallurgy Chemical Plant	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Gold	Modeltech Sdn Bhd	Modeltech Sdn Bhd	MALAYSIA
Tin	Modeltech Sdn Bhd	Modeltech Sdn Bhd	MALAYSIA
Tin	Gejiu Jinye Mineral Company	Gejiu Jinye Mineral Company	CHINA
Gold	Bangalore Refinery	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION

*Processing facility name and location as reported by the Conflict Free Smelter Initiative (CFSI)

Country of Origin for the Conflict Minerals processed by the facilities listed above may include:

Australia, Austria, Benin, Bolivia, Brazil, Burkina Faso, Cambodia, Canada, Chile, China, Colombia, Ecuador, Eritrea, Ethiopia, France, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Japan, Laos, Madagascar, Malaysia, Mali, Mexico, Mongolia, Myanmar, Namibia, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Senegal, Sierra Leone, Spain, Thailand, Togo, United States of America, Uzbekistan, Vietnam, Zimbabwe, Mozambique, South Africa, Burundi, Rwanda, Democratic Republic of Congo